Exhibit 99.1
For Additional Information:
Haug Scharnowski, Vice President Corporate Relations
763-535-8333
hscharnowski@navarre.com
NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR FOURTH
QUARTER AND FISCAL YEAR 2007
Company will host a conference call June 6, 2007 at 11:00a.m. ET
MINNEAPOLIS, MN – June 5, 2007 – Navarre Corporation (NASDAQ: NAVR) a publisher and distributor of physical and digital home entertainment and multimedia products, today reported fiscal year 2007 fourth quarter and fiscal year-end results.
Financial Results Fiscal Year 2007 Fourth Quarter
•	Net sales for the fiscal year fourth quarter ended March 31, 2007 were $168.6 million, as compared to net sales of $171.9 million for the same period last year.

•	Earnings before interest, taxes, depreciation, amortization (EBITDA) for the fiscal fourth quarter were approximately $4.0 million, as compared to EBITDA of $5.4 million for the same quarter last year. See “Use of Non-GAAP Financial Information” below.

•	Net loss for the fourth quarter was $2.2 million or a loss of $0.06 per diluted share, as compared to net income in the fourth quarter of fiscal year 2006 of $1.1 million or $0.03 per diluted share. Included in the fiscal 2007 fourth quarter net loss were tax adjusted charges totaling $2.2 million consisting of: costs of $1.6 million associated with debt refinancing, and a $0.6 million pre-acquisition receivable of FUNimation that was deemed unrecoverable and written off.

•	Debt, net of cash, on March 31, 2007 was $53.0 million as compared to debt, net of cash, of $65.8 million on March 31, 2006.
Financial Results Fiscal Year 2007
•	Net sales for the fiscal year ended March 31, 2007 were $698.4 million, as compared to net sales of $686.1 million for the fiscal year ended March 31, 2006, an increase of approximately 1.8%.

•	EBITDA for fiscal year 2007 was $28.7 million, as compared to EBITDA of $14.5 million for fiscal year 2006. See “Use of Non-GAAP Financial Information” below.

•	Operating income for the fiscal year 2007 was approximately $17.3 million, as compared to operating income of $2.7 million for fiscal year 2006.

•	Net income for the fiscal year 2007 was $4.1 million or $0.11 per diluted share, as compared to a net loss of $3.2 million or a loss of $0.11 per diluted share for fiscal year 2006. Included in fiscal year 2007 net income were tax adjusted charges totaling $2.5 million consisting of: costs of $1.4 million associated with debt refinancing, and a $1.1 million pre-acquisition receivable of FUNimation that was deem unrecoverable and written off.

•	Cash flow from operations for fiscal year 2007 was $22.5 million, as compared to cash flow used in operations of $7.3 million for fiscal year 2006. For fiscal year 2007 free cash flow (cash flow from operations, less cash used in investing activities) was $13.6 million.
Cary Deacon, Chief Executive Officer commented, “The Company is encouraged by its improving profit performance and management of its cash from operations during the fiscal year. FUNimation had a solid growth year and we anticipate growth in that business to continue. While Encore experienced a difficult sales year, its management of gross margin and expenses helped maintain its profitability. The new management team at Encore is meeting its performance objectives and we are seeing the results of their efforts in our new year. BCI experienced a difficult year and is in the process of rebuilding its core business and expanding its content offerings.”
Deacon continued, “Navarre continues its implementation of a company-wide enterprise software system which will provide future operating efficiencies in our business. Additionally, with the divestiture of our independent music business, we are taking steps to reduce the central expenses that were associated with that business including the streamlining of our warehouse operations.”
Business Segment Highlights
Publishing Segment
The publishing segment includes the results of the wholly-owned subsidiaries FUNimation, Encore and BCI. For the fourth quarter ended March 31, 2007, the publishing segment achieved net sales, before inter-company eliminations, of $30.9 million, as compared to net sales of $33.8 million for the same period last year. For fiscal year 2007, net sales, before inter-company eliminations, declined 0.8% to $126.7 million, as compared to net sales of $127.6 million for fiscal year 2006. See “Use of Non-GAAP Financial Information” below.
FUNimation demonstrated net sales growth of 47.8% during the fiscal year benefiting from new releases including, Fullmetal Alchemist, Robotech, Dragon Ball Z season sets, Trinity Blood and Basilisk. FUNimation net sales were negatively impacted in the fourth quarter by the previously-announced shift in the DVD release of Afro Samurai into the first quarter of fiscal year 2008.
Net sales at BCI declined in fiscal year 2007 as the subsidiary continued to face increased competition, a significant business shift in the budget category and higher than anticipated returns. Net sales at Encore for the fiscal year decreased due to soft performance of non-entertainment brands.

Distribution Segment
The distribution segment distributes first and third party PC software, CD audio, DVD video and video games. For the fourth quarter ended March 31, 2007, the distribution segment achieved net sales, before inter-company eliminations, of $152.9 million, as compared to net sales of $153.7 million for the same period last year. For fiscal year 2007, net sales, before inter-company eliminations, increased 3.2% to $641.5 million, as compared to net sales of $621.7 million for fiscal year 2006. See “Use of Non-GAAP Financial Information” below.
For fiscal year 2007, net sales growth in the distribution segment was partially offset by a decline in net sales of approximately $20.6 million attributed to the Company’s strategy of reducing its credit exposure and exiting unprofitable business with certain customers, as well as sales declines in the independent music business.
Independent Music Business Divestiture
On May 31, 2007 the Company completed the sale of its independent music business to Koch Entertainment. The Company received $6.5 million in cash at closing and also anticipates collecting approximately $11.0 million in cash from trade receivables related to the independent music business that it retained pursuant to the transaction. The Company expects to realize a gain on the sale and for the transaction to be slightly accretive on a go forward basis. The exact balance of the trade receivables retained and the amount of the anticipated gain from the sale will be determined upon completion of the closing balance sheet. Net proceeds from this transaction will be used to pay down the Company’s debt. With the divestiture of its independent music distribution business the Company anticipates a reduction in working capital required to finance longer term music receivables. Historically the Company has been negatively affected by its credit exposure to the music industry. This divestiture is anticipated to reduce the Company’s credit exposure in this sector.
Debt Refinancing
As previously announced the Company completed a $110.0 million debt refinancing during the fourth quarter. Under the terms of two new credit facilities, the Company has been provided with a three year $95.0 million revolving credit facility and a four year $15.0 million term loan facility. The proceeds of this financing transaction were used to refinance the Company’s previous debt facilities as well as for general working capital purposes. With these new credit facilities the majority of the Company’s debt is now in the revolving credit facility. Positive cash balances are applied on a daily basis to the outstanding balance of the revolving facility which enables the Company to carry lower debt balances during non-peak working capital periods.
As a result of this refinancing transaction, the Company anticipates pre-tax annualized interest expense savings of approximately $900,000 including an estimated $600,000 in cash interest expense savings with the remainder resulting from a reduction in the Company’s amortization of debt issuance and financing fees.

Outlook
The outlook for fiscal year 2008 is as follows:
•	The Company anticipates consolidated net sales of between $670 million and $690 million as compared to adjusted fiscal year 2007 consolidated net sales of approximately $648 million (fiscal year 2007 net sales have been adjusted to reflect the divestiture of the independent music distribution business which provided approximately $50 million in net sales). The Company will report the independent music distribution business as discontinued operations starting in the first quarter of fiscal year 2008.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) are expected to be between $34 million and $36 million.

•	Anticipated net income of between $9 million and $10 million.

•	Anticipated depreciation and amortization expense of approximately $10 million.

•	Anticipated share-based compensation expense of approximately $1 million.

•	Cash flow from operations is anticipated to again be positive for fiscal year 2008 results.
Note that fiscal year 2008 guidance reflects the previously announced sale of the Company’s independent music business and excludes the one time gain from this divestiture.
Use of Non-GAAP Financial Information
In evaluating our financial performances and operating trends, management considers information concerning our net sales before inter-company eliminations and earnings before interest, taxes, depreciation and amortization that are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s web site at http://www.navarre.com.

Conference Call
The Company will host a conference call at 11:00 a.m. ET, Wednesday, June 6, 2007, to discuss the Company’s fiscal year 2007 fourth quarter and fiscal year-end results. The conference call can be accessed by dialing 800-901-5259, conference participant passcode “86999309”, ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the Internet and can be accessed at http://www.navarre.com. Investors should go to the web site 15 minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available for a one-year period following the call’s completion by accessing http://www.navarre.com.
About Navarre Corporation
Navarre Corporation (Nasdaq: NAVR) is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, CD audio, DVD video, video games and accessories. Since its founding in 1983, the Company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and electronic superstores, military and e-tailers nationwide. The Company currently provides its products to over 19,000 retail and distribution center locations throughout the United States and Canada. Navarre has expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore, BCI, and FUNimation. For more information, please visit the Company’s web site at http://www.navarre.com.

Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the seasonal nature of the Company’s business; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the year ended March 31, 2006.
Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Net sales	$168,634	$171,866	$698,371	$686,126
Cost of sales (exclusive of depreciation and amortization)	143,194	146,270	581,669	579,033

Gross profit	25,440	25,596	116,702	107,093
Operating expenses:
Selling and marketing	6,287	7,280	29,030	29,320
Distribution and warehousing	2,727	2,983	12,098	11,656
General and administrative	11,889	10,402	43,658	42,063
Bad debt expense (recovery)	783	(197)	3,655	12,111
Depreciation and amortization	2,859	986	10,958	9,259

Total operating expenses	24,545	21,454	99,399	104,409

Income from operations	895	4,142	17,303	2,684
Other income (expense):
Interest expense (1)	(4,232)	(3,038)	(10,220)	(11,217)
Interest income	104	176	355	777
Deconsolidation of variable interest entity	—	—	—	1,896
Warrant expense	—	(342)	(251)	(342)
Other income (expense), net	(135)	631	(243)	1,013

Net income (loss) before tax	(3,368)	1,569	6,944	(5,189)
Income tax (expense) benefit	1,131	(507)	(2,885)	2,014

Net income (loss)	(2,237)	$1,062	$4,059	$(3,175)

Earnings (loss) per common share:
Basic	$(0.06)	$0.03	$0.11	$(0.11)
Diluted	$(0.06)	$0.03	$0.11	$(0.11)
Weighted average shares outstanding:
Basic	35,897	30,921	35,786	29,898
Diluted	35,897	31,568	36,228	29,898

(1)	Fiscal year 2007 and fiscal year 2007 fourth quarter interest expense includes approximately $2.4 million of non-cash costs associated with the Company’s debt refinancing.

NAVARRE CORPORATION
Consolidated Condensed Balance Sheet
(In thousands)
(Unaudited)

	March 31,	March 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$966	$14,296
Receivables, net	85,784	87,853
Inventories	40,227	43,624
Other	24,167	24,511

Total current assets	151,144	170,284
Property and equipment, net	14,042	10,298
Other assets	123,039	129,032

Total assets	$288,225	$309,614

Liabilities and shareholders’ equity
Current liabilities:
Note payable – line of credit	$38,956	$—
Note payable – short-term	150	5,000
Accounts payable	99,220	97,923
Other	14,353	18,997

Total current liabilities	152,679	121,920
Long-term liabilities:
Note payable – long-term	14,850	75,130
Other	7,245	7,024

Total liabilities	174,774	204,074
Shareholders’ equity	113,451	105,540

Total liabilities and shareholders’ equity	$288,225	$309,614

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31,
	2007	2006

Net cash provided by (used in) operating activities	$22,494	$(7,305)
Net cash used in investing activities	(8,880)	(90,996)
Net cash provided by (used in) financing activities	(26,944)	97,026

Net decrease in cash	(13,330)	(1,275)
Cash at beginning of period	14,296	15,571

Cash at end of period	$966	$14,296

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Reconciliation of GAAP Net Sales

	Three Months Ended March 31,
	2007	%	2006	%

Net sales:
Distribution	$152,903	83.2%	$153,736	82.0%
Publishing	30,863	16.8%	33,763	18.0%

Net sales before inter-company eliminations	183,766		187,499
Inter-company eliminations	(15,132)		(15,633)

Net sales as reported	$168,634		$171,866

	Twelve Months Ended March 31,
	2007	%	2006	%

Net sales:
Distribution	$641,462	83.5%	$621,739	82.9%
Publishing	126,651	16.5%	127,612	17.0%
Other	—		424	0.1%

Net sales before inter-company eliminations	768,113		749,775
Inter-company eliminations	(69,742)		(63,649)

Net sales as reported	698,371		$686,126

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2007	2006	2007	2006

Net income (loss), as reported	$(2,237)	$1,062	$4,059	$(3,175)
Interest expense (income), net	4,128	2,862	9,865	10,440
Tax expense (benefit)	(1,131)	507	2,885	(2,014)
Depreciation and amortization	2,859	986	10,958	9,259
Share-based compensation	389	—	910	—

EBITDA	$4,008	$5,417	$28,677	$14,510

     Business Segments

Three months ended
March 31, 2007	Distribution	Publishing	Other	Eliminations	Consolidated

Net sales	$152,903	$30,863	—	$(15,132)	$168,634
Income (loss) from operations	$2,119	$(1,224)	—	—	$895

Three months ended
March 31, 2006	Distribution	Publishing	Other	Eliminations	Consolidated

Net sales	$153,736	$33,763	—	$(15,633)	$171,866
Income (loss) from operations	$(1,254)	$5,396	—	—	$4,142

Twelve months ended
March 31, 2007	Distribution	Publishing	Other	Eliminations	Consolidated

Net sales	$641,462	$126,651	—	$(69,742)	$698,371
Income (loss) from operations	$7,213	$10,090	—	—	$17,303

Twelve months ended
March 31, 2006	Distribution	Publishing	Other	Eliminations	Consolidated

Net sales	$621,739	$127,612	$424	$(63,649)	$686,126
Income (loss) from operations	$(8,588)	$12,862	$(1,590)	—	$2,684